EXHIBIT 32.1
18 U.S.C. SECTION 1350 CERTIFICATIONS OF PRINCIPAL EXECUTIVE AND THE PRINCIPAL FINANCIAL OFFICER

In connection with the filing of this annual report on Form 10-K of Herc Holdings Inc. (the "Company") for the annual period ended December 31, 2023 with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:
(1)the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 13, 2024
		By:	/s/ LAWRENCE H. SILBER
Lawrence H. Silber Chief Executive Officer, President and Director (Principal Executive Officer)

Date:	February 13, 2024
		By:	/s/ MARK HUMPHREY
Mark Humphrey Senior Vice President and Chief Financial Officer (Principal Financial Officer)